Exhibit 10.3

AMENDMENT NO 1 TO RETENTION AGREEMENT

THIS AMENDMENT NO. 1 TO RETENTION AGREEMENT (this "Agreement") is entered into as of the 21st day of March 2018 (the "Effective Date") by and between Jeff McGonegal (the "Employee") and Riot Blockchain, Inc., a Nevada corporation, and subsidiaries (the "Company", and together with the Employee, the "Parties").

WHEREAS, Employee has been continuously employed as the Chief Financial Officer of the Company pursuant to that certain Executive Employment Agreement dated as of February 2, 2009 (the "Employment Agreement") as amended pursuant to that certain Retention Agreement dated as of June 30, 2017 (the "Retention Agreement" and together with the Employment Agreement, the "Prior Agreements"); and

WHEREAS, the Parties desire to enter into this Agreement providing for Employee's continuation as Principal Accounting Officer of the Company until such time as provided herein following the Effective Date of this Agreement, for Employee's amicable resignation from the Company's employment and for such other agreements as are set forth herein.  Except as otherwise set forth herein, the terms and conditions of the Prior Agreements shall continue in full force and effect.  Terms not otherwise defined herein shall have the meaning ascribed to such terms in the Retention Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1. Duties and Termination Date.

(a)
Duties.  Employee agrees that he shall continue to serve the Company as Principal Accounting Officer, reporting to the Audit Committee and the Board of Directors, until the Employment Termination Date (as defined below) or such earlier time as the Board of Directors determines.  Prior to the Employment Termination Date and during the period from the date hereof through and including the Employment Termination Date, Employee shall serve as the Principal Accounting Officer and during such time shall be responsible for such duties and responsibilities as are commensurate with such positions, including, without limitation, interaction with auditors and management, controls, policies and procedures relative to financial reporting, taxes and tax returns, maintenance of accounts, investments, financial statement preparation, budgeting and forecasts, insurance, reports as well as preparation and filing of filings and reports under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended,, including but not limited to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and any amendments required to any previously filed Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K, Proxy Statements and  Registration Statements (the "SEC Filings") including all certifications required including under Section 302 of the Sarbanes Oxley Act of 2002. The aforesaid responsibilities shall continue until April 30, 2018.

(b)
Employment Termination Date.  Employee acknowledges that his last day of employment with the Company shall be April 30, 2018 (the "Employment Termination Date"), provided, however, Employee shall continue as a consultant to the Company with the same salary and benefits as applied prior to the Employment Termination Date, through and including August 30, 2018 (the "Consulting Period"), unless extended by mutual agreement of the Parties.  Employee further understands and agrees that, as of the Employment Termination Date, he will no longer be authorized to conduct any business on behalf of the Company as an executive or to hold himself out as an officer or employee of the Company.  Any and all positions and/or titles held by Employee with the Company will be deemed to have been resigned as of the Employment Termination Date.  During the Consulting Period, Employee shall report to the Chief Executive Officer and Chief Financial Officer and shall provide such services as shall be requested. To the extent that any litigation in process as of the date hereof continues to be outstanding at the end of such Consulting Period, the consulting arrangement shall continue month to month until the litigation is no longer outstanding with compensation and benefits payable at a level of 50% of the Consulting Period amount.

(c)
Vesting of Equity Awards.  Employee's rights in the Stock Grant and any other equity awards by the Company to Employee prior to the date hereof shall fully vest on the Employment Termination Date upon satisfaction of the Duties of the Employee required on and prior to the Employment Termination Date.

(d)
Indemnification.  Employee shall have the full right to the benefit of indemnification and advancement of expenses as provided under the certificate of incorporation and bylaws of the Company to the fullest extent of Nevada law and pursuant to the Prior Agreements.

2. Acknowledgements. The Parties agree that:

(a) Each has consulted with and has been represented by counsel in connection with the negotiation and execution of this Agreement;

(b) Employee has been advised that Sichenzia Ross Ference Kesner LLP has acted as counsel to the Company and not to Employee, and Employee has been advised to consult and has been provided with an opportunity to consult with legal counsel of his choosing in connection with this Agreement;

(c) Each fully understands the significance of all of the terms and conditions of this Agreement and has discussed them with each of their respective independent legal counsel or has been provided with a reasonable opportunity to do so;

(d) Each has had answered to his satisfaction any questions asked with regard to the meaning and significance of any of the provisions of this Agreement;

(e) Employee is signing this Agreement knowingly, voluntarily and in full settlement of all claims which existed in the past or which currently exist that arise out of his employment with the Company or the termination of his Employment; and

(f) Each agrees to abide by all the terms and conditions contained herein.

 3. Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature page follows]

IN WITNESS HEREOF, the Parties hereby enter into this Agreement and affix their signatures as of the date first above written.

RIOT BLOCKCHAIN, INC.

By: /s/ John O'Rourke
Name: John O'Rourke
Title: Chief Executive Officer

JEFF MCGONEGAL

/s/ Jeff McGonegal

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